	Service Office: Life New Business 197 Clarendon Street Boston MA 02116-5010		Variable Life - Fund Allocation John Hancock Life Insurance Company of New York (hereinafter referred to as The Company)

LIFE INSURANCE

This form is part of the Application for Life Insurance for the Proposed Life Insured(s).
Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and/or Owner(s).

PROPOSED LIFE INSURED LIFE ONE			LIFE TWO
1. Name			2. Name
First	Middle	Last	First	Middle	Last
OWNER(S) - Complete information only if Owner(s) is other than Proposed Life Insured.
3. Name of Owner(s)

Investment Allocation of Net Premiums - Must complete for all products. Allocation must be in whole numbers. Total must be 100%.

4.    Investment Options for All Products (not available with ENLG Rider on Protection VUL or Protection SVUL)

Aggressive Growth Portfolios	Growth Portfolios	Growth & Income Portfolios
% Emerging Markets Value	% Small Company Value	% Equity-Income
% Real Estate Securities	% Small Cap Value	% Alpha Opportunities
% Natural Resources	% Mid Cap Index	% Fundamental Value
% International Small Company	% Value	% JHVIT Franklin Templeton Founding Allocation
% American Global Small Capitalization	% American Growth	% American Blue Chip Income & Growth
% Small Cap Opportunities	% Mid Value	% 500 Index B
% International Opportunities	% JHVIT Global	% Utilities
% International Equity Index A	% Blue Chip Growth	% American Growth-Income
% International Equity Index B	% All Cap Core	% Global Diversification
% Small Cap Index	% Fundamental Large Cap Value	% Core Allocation Plus
% Science & Technology	% Total Stock Market Index	% Core Strategy
% Financial Services	% Capital Appreciation	% Fundamental Holdings
% JHVIT International Value	% All Cap Value	% Disciplined Diversification
% American New World	% U.S. Equity	% American Asset Allocation
% American Global Growth		% Capital Appreciation Value
% Mid Cap Stock		% PIMCO VIT All Asset
% American International
% Small Cap Growth		Income Portfolios
% Smaller Company Growth	Lifestyle Portfolios	% High Yield
% International Core	% Lifestyle Aggressive	% American High-Income Bond
% Fundamental All Cap Core	% Lifestyle Growth	% Global Bond
% Health Sciences	% Lifestyle Balanced	% Real Return Bond
Other Portfolio	% Lifestyle Moderate	% Strategic Income Opportunities
%	% Lifestyle Conservative	% Active Bond
Conservative Portfolio		% Investment Quality Bond
% Money Market B		% Total Return
% Fixed Account 1.		% Core Bond
% Total Bond Market B
% Bond
% Short Term Government Income
1. Transfers out of the fixed account may be subject to limitations. Refer to the policy prospectus for further details.		% Ultra Short Term Bond

5.     Investment options available with the ENLG Rider on Protection VUL and Protection SVUL

Conservative Portfolio	Lifestyle Portfolios	Growth & Income Portfolios
% Money Market B	% Lifestyle Aggressive	% JHVIT Franklin Templeton Founding Allocation
% Fixed Account1.	% Lifestyle Growth	% Global Diversification
1. Transfers out of the fixed	% Lifestyle Balanced	% Core Allocation Plus
account may be subject to	% Lifestyle Moderate	% Core Strategy
limitations. Refer to the policy	% Lifestyle Conservative	% Fundamental Holdings
prospectus for further details.		% Disciplined Diversification
% American Asset Allocation
% Capital Appreciation Value

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5136NY (05/2012)	Page 1	VERSION (05/2012)

ALLOCATION OF MONTHLY CHARGES

6.	Charges deducted from the policy value will be deducted from accounts in proportion to the amount of policy value you have in each, unless otherwise specified by you in the instructions below.

Investment Account Name:	%	☐	Check box and attach sheet
with additional information,
	%		if necessary.

ASSET ACCOUNT BALANCER Optional (Not available for Corporate VUL)

7.	This service will automatically move amounts among your specified Investment Accounts as frequently as you indicate below in number 8 to maintain your chosen percentages in each account. The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. To elect this service, check box A or B and provide details as required.

We reserve the right to cease to offer this program as of 90 days after written notice is sent to you.

A ☐ Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regards to any amounts allocated to the Fixed Accounts

B ☐ Rebalance based on the listed percentages below:

Investment Account	Percentage	Investment Account	Percentage	Investment Account	Percentage

	%		%		%

	%		%		%

	%		%		%

8.	Frequency of Rebalancing:

☐  Annually     ☐  Semi-annually     ☐  Quarterly     ☐  Monthly

OWNER(S) ACKNOWLEDGEMENT

9.	I understand that under the applied for policy:

a)	the amount of the insurance benefits, the duration of the insurance coverage, or both, may be variable or fixed;

b)	the amount of the insurance benefits, the duration of the insurance coverage, and the policy/account value, may increase or decrease, even to the extent of being reduced to zero, depending on the experience of the chosen investment options and are not guaranteed as to dollar amount. Illustrations of benefits, including death benefits, policy/account and cash surrender values are available on request; and

c)	if the net cash surrender value is insufficient to pay the charges when due and there is not a no-lapse guarantee in effect, your policy can terminate or lapse due to insufficient premiums or poor investment option performance.

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5136NY (05/2012)	Page 2	VERSION (05/2012)

OWNER(S) SIGNATURES
X

Signature of Witness or Registered Representative (as Witness)

Signed at City State This Day of Year

X

Signature of Owner
(Provide title or corporate seal, if Signing officer)

X

Print name of owner

X

Signature of Owner
(Provide title or corporate seal, if Signing officer)

X

Print name of owner

REGISTERED REPRESENTATIVE SIGNATURE

I certify that the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy have been given to the Proposed Life Insured(s) or the Owner if other than the Proposed Life Insured(s).

X

Signature of Registered Representative

Signed this	Day of Year

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5136NY (05/2012)	Page 3	VERSION (05/2012)